UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2024

Onconetix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On September 24, 2024, Onconetix, Inc. (the “Company”) effected a reverse stock split (the “Reverse Stock Split”) of all of the outstanding shares of the Company’s issued and outstanding common stock at a ratio of one-for-forty (1:40). Unless otherwise indicated, all share amounts and share prices disclosed herein are presented on a post-split basis.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 18, 2024, the Company received formal notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company’s securities were subject to delisting due to the Company’s non-compliance with the minimum $1.00 bid price requirement set forth in Nasdaq Listing Rule 5550(a)(1) (the “Continued Listing Bid Price Rule”) upon the expiration of the applicable grace period on September 16, 2024. Importantly, however, on September 19, 2024, the Staff notified the Company that it had determined that the Company would satisfy the initial listing criteria applicable to the Company upon completion of the “change of control” resulting from the issuance of additional common shares to the Sellers upon conversion of the Series B Preferred Stock, as required by Nasdaq Listing Rule 5110, including the $4.00 minimum closing bid price requirement, and approved the Company’s initial listing application. As a result of the Staff’s September 19, 2024, listing approval, the Company’s non-compliance with the Continued Listing Bid Price Rule was rendered moot and the matter has been closed.

Item 3.02 Unregistered Sales of Equity Securities

Conversion of Series A Preferred Stock

On September 24, 2024, the Company issued an aggregate of 142,749 post-Reverse Stock Split shares of common stock, par value $0.00001 (the “Common Stock”), to Veru Inc. (“Veru”), following Veru’s election to convert all of the 3,000 shares of Series A preferred stock (“Series A Preferred Stock”) of the Company issued to it on September 29, 2023. The Series A Preferred Stock was originally issued to Veru pursuant to an Amendment to Asset Purchase Agreement, dated September 29, 2023, between the Company and Veru.

The 142,749 shares of Common Stock were issued to Veru without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 3(a)(9) thereunder.

Conversion of Series B Preferred Stock

On September 24, 2024, the Company issued an aggregate of 6,741,820 post-Reverse Stock Split shares of Common Stock to certain stockholders of the Company (the “PMX Converted Shares”) who were formerly holders of outstanding capital stock or convertible securities (the “Sellers”) of Proteomedix AG (“Proteomedix”), pursuant to the automatic conversion of all the 2,696,729 shares of Series B preferred stock (“Series B Preferred Stock”) of the Company issued to the Sellers on December 15, 2023. The Series B Preferred Stock was originally issued to the Sellers pursuant to a Share Exchange Agreement, dated December 15, 2023, between the Company, Proteomedix and the Sellers (the “Share Exchange Agreement”), and were subject to automatic conversion following (i) the Company’s receipt of stockholder approval for the issuance of the PMX Converted Shares and (ii) the effectiveness of the Reverse Stock Split, which provided for a sufficient number of authorized shares to issue the PMX Converted Shares, as contemplated by the Share Exchange Agreement.

The 6,741,820 shares of Common Stock were issued to the Sellers without registration under the Securities Act, in reliance on the exemption provided by Section 3(a)(9) thereunder.

Altos Units

On September 24, 2024, pursuant to the Subscription Agreement, dated December 18, 2023, between the Company and Altos Venture AG (“Altos” and such agreement, the “Subscription Agreement”), the Company issued an aggregate of 513,424 units (the “Units”) to Altos, each Unit comprised of (i) one share of Common Stock and (ii) one pre-funded warrant (collectively, the “Warrants”) to purchase 0.3 shares of Common Stock at an exercise price of $0.04 per share. The Warrants are immediately exercisable at any time on or after the date of issuance and have a term of exercise of five (5) years from the date of issuance.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by the terms and conditions of the Warrants, a form of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

On September 24, 2024, Altos exercised all of the Warrants, and the Company issued to Altos an additional 154,027 shares of Common Stock upon such exercise.

The Warrants, the 513,424 post-Reverse Stock Split shares of Common Stock comprising the Units and the 154,027 post-Reverse Stock Split shares of Common Stock issued upon exercise of the Warrants were issued to Altos without registration under the Securities Act, in reliance on the exemption provided by Regulation S promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 23, 2024, the Company filed an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split of all of the outstanding shares of its issued and outstanding Common Stock at a ratio of one-for-forty (1:40). The Reverse Stock Split became effective in accordance with the terms of the Amendment at 12:01 a.m. Eastern Time on September 24, 2024 (the “Effective Time”). The Company’s Common Stock continues to be traded on The Nasdaq Capital Market under the symbol ONCO and began trading on a split-adjusted basis when the market opened on Tuesday, September 24, 2024, under a new CUSIP number, 68237Q104.

At the Effective Time, every 40 shares of the Company’s issued and outstanding Common Stock were converted automatically into one issued and outstanding share of Common Stock, with no corresponding reduction in the number of authorized shares of Common Stock, and without any change in the par value per share. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-40 Reverse Stock Split. It is not necessary for stockholders holding shares of the Common Stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the Reverse Stock Split, although stockholders may do so if they wish.

The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would result in a stockholder owning a fractional share. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment (without interest) equal to such fraction multiplied by the closing sale price per share of the Common Stock on The Nasdaq Capital Market at the close of business on Monday, September 23, 2024 (with such closing sale price being adjusted to give effect to the Reverse Stock Split). Proportional adjustments will be made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s equity awards, convertible preferred stock and warrants, as well as the applicable exercise price. Stockholders with shares in brokerage accounts should direct any questions concerning the Reverse Stock Split to their broker; all other stockholders may direct questions to the Company’s transfer agent, Continental Stock Transfer & Trust Company, at 212-509-4000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events

Following the Reverse Stock Split and the issuances of Common Stock set forth in Item 3.02 above, there are a total of 8,307,051 and 8,294,116 shares of Common Stock issued and outstanding (excluding 2,656 shares of unvested restricted stock), respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Onconetix, Inc., dated September 24, 2024.
4.1	Form of Altos Warrants
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

September 24, 2024	By:	/s/ Karina M. Fedasz
	Name:	Karina M. Fedasz
	Title:	Interim Chief Financial Officer